UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111

Timberville, Virginia 22853

(540) 896-8941

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

F & M Bank Corp. (the “Company”) held its Annual Meeting of Shareholders on May 12, 2022 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected two directors to serve a one-year term, one director to serve a two-year term, four directors to serve three-year terms, approved the ratification of the appointment of Yount, Hyde & Barbour P.C. as the Company’s independent auditors for the year ending December 31, 2022, and approved the non-binding resolution to endorse the Company’s executive compensation program. The voting results for each proposal are as follows:

1.  Election of three directors to each serve a one -year term expiring at the 2023 Annual Meeting:

	For	Withhold	Broker Non-Vote
Hannah W. Hutman	1,477,151	66,326	759,999
John A. Willingham	1,485,939	57,538	759.999

Election of one director to serve a two-year term expiring at the 2024 Annual Meeting:

	For	Withhold	Broker Non-Vote
Daphyne S. Thomas	1,485,192	58,285	759,999

Election of four directors to serve a three-year term expiring at the 2025 Annual Meeting:

	For	Withhold	Broker Non-Vote
Edward R. Burkholder	1,486,864	56,613	759,999
Larry R. Caplinger	1,476,872	66,605	759,999
Michael W. Pugh	1,474,488	68,989	759,999
Christopher S. Runion	1,435,838	107,639	759,999

2. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent public accountants for the year ending December 31, 2022:

For	Against	Abstain
2,273,958	884	28,634

3. Approval, in an advisory (non-binding) vote, of the named executive officers’ executive compensation disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Vote
1,426,874	88,301	28,302	759,999

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: May 13, 2022	By:	/S/ Carrie A. Comer
Carrie A. Comer
Executive Vice President and Chief Financial Officer

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